                                                                    EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                                      THREE MONTHS
                                                           YEARS ENDED DECEMBER 31,                      ENDED
                                          --------------------------------------------------------      MARCH 31,
                                            1996        1997        1998        1999        2000          2001
                                          --------    --------    --------    --------    --------    ------------
EARNINGS
     Income From Continuing Operations*     59,246      61,925      53,885      72,856      65,951          20,791
     Fixed Charges                          36,485      35,458      30,915      34,305      55,621          17,016
     Distributed Income of Equity
       Investment                               --          --          --          --          --          12,000
     Capitalized Interest                   (1,388)     (1,478)       (795)     (2,133)     (4,559)           (345)
                                          --------    --------    --------    --------    --------    ------------
         Total Earnings                     94,343      95,905      84,005     105,028     117,013          49,462
                                          ========    ========    ========    ========    ========    ============

FIXED CHARGES
     Interest Expense                       34,922      33,707      29,784      31,563      48,982          16,294
     Capitalized Interest                    1,388       1,478         795       2,133       4,559             345
     Rental Interest Factor                    175         273         336         609       2,080             377
                                          --------    --------    --------    --------    --------    ------------
         Total Fixed Charges                36,485      35,458      30,915      34,305      55,621          17,016
                                          ========    ========    ========    ========    ========    ============

RATIO:  EARNINGS/FIXED CHARGES                2.59        2.70        2.72        3.06        2.10            2.91
                                          ========    ========    ========    ========    ========    ============

----------
* Excludes minority interest, extraordinary loss and undistributed equity earnings.